First Watch Restaurant Group, Inc. Reports Strong Q2 2023 Financial Results
Same-restaurant sales growth of 7.8%
Income from operations margin of 5.3% and Restaurant level operating profit margin of 20.9%
Net income of $8.0 million and Adjusted EBITDA of $25.8 million
9 system-wide restaurants opened across 6 states
Raising 2023 Adjusted EBITDA guidance

BRADENTON, Fla. — August 1, 2023 — First Watch Restaurant Group, Inc. (NASDAQ: FWRG) (“First Watch” or the “Company”), the leading Daytime Dining concept serving breakfast, brunch and lunch, today reported financial results for the thirteen weeks ended June 25, 2023 (“Q2 2023”) and raises certain elements of its fiscal year 2023 guidance.

“Our teams across the system once again delivered strong results with same-restaurant sales growth of 7.8% driven by positive same-restaurant traffic growth in our dining rooms,” said Chris Tomasso, First Watch CEO and President. “This continued topline growth also translated to strong bottom-line performance. As we progress toward our potential of 2,200 domestic units, I am proud of our teams – both in the restaurants and at our home office -- for their continued focus on superior execution. We remain confident in our unique opportunity and the growth algorithm that underpins our long-term targets.”

Highlights for Q2 2023 compared to Q2 2022*:

•Total revenues increased 17.3% to $216.3 million in Q2 2023 from $184.5 million in Q2 2022
•System-wide sales increased 17.4% to $271.5 million in Q2 2023 from $231.2 million in Q2 2022
•Same-restaurant sales growth of 7.8% (39.6% relative to Q2 2019**)
•Same-restaurant traffic decline of (1.2)% (7.4% same-restaurant traffic growth relative to Q2 2019**)
•Income from operations margin increased to 5.3% during Q2 2023 from 2.8% in Q2 2022
•Restaurant level operating profit margin*** increased to 20.9% in Q2 2023 from 18.2% in Q2 2022
•Net income increased to $8.0 million, or $0.13 per diluted share, in Q2 2023 from $2.7 million, or $0.05 per diluted share, in Q2 2022
•Adjusted EBITDA*** increased to $25.8 million in Q2 2023 from $17.8 million in Q2 2022
•Opened 9 system-wide restaurants (6 company-owned and 3 franchise-owned) across 6 states, acquired 6 franchise-owned restaurants and closed one company-owned restaurant resulting in a total of 492 system-wide restaurants (381 company-owned and 111 franchise-owned) across 29 states
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* Thirteen weeks ended June 26, 2022 (“Q2 2022”)
** Comparison to the thirteen weeks ended June 30, 2019 (“Q2 2019”) is presented for enhanced comparability due to the economic impact of COVID-19.
*** See “Non-GAAP Financial Measures Reconciliations” below

For additional financial information related to the thirteen weeks ended June 25, 2023, refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 1, 2023, which can be accessed at https://investors.firstwatch.com in the Financials & Filings section.

Outlook Fiscal Year 2023

The Company updates certain of its guidance for the 53-week fiscal year ended December 31, 2023:

•Total revenue growth in the range of 18.0% to 21.0%(1)
•Adjusted EBITDA* in the range of $89.0 million to $92.0 million(1)
•Blended tax rate in the range of 28.0% to 31.0%
•Same-restaurant sales growth in the range of 6.0% to 8.0% with marginally positive same-restaurant traffic growth

The Company confirms certain of its previous guidance for the 53-week fiscal year ended December 31, 2023:

•Total of 45-51 new system-wide restaurants, net of 3 company-owned restaurant closures (38 to 42 new company-owned restaurants and 10 to 12 new franchise-owned restaurants)
•Capital expenditures in the range of $100.0 million to $110.0 million invested primarily in new restaurant projects and planned remodels(2)
______________________
(1) Includes approximately 2.5% in total revenue growth and approximately $3.0 million in Adjusted EBITDA associated with 11 completed and 7 pending franchise-owned restaurant acquisitions
(2) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants

* We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

Conference Call and Webcast
Chris Tomasso, Chief Executive Officer and President, and Mel Hope, Chief Financial Officer, will host a conference call and webcast to discuss these financial results for Q2 2023 on August 1, 2023 at 8:00 AM ET.

Interested parties may listen to the conference call via any one of three options:

–Dial 412-317-5208, which will be answered by an operator
–Pre-register by entering your information at this Call me™ link and entering the following Call me™ passcode to receive a direct call for instant access to the event: 5613998
–Join the webcast at https://investors.firstwatch.com/news-and-events/events

The webcast will be archived shortly after the call has concluded.

Definitions
The following definitions apply to these terms as used in this release:
System-wide restaurants: the total number of restaurants, including all company-owned and franchise- owned restaurants.

System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise-owned restaurants as revenue.

Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen weeks ended June 25, 2023 and June 26, 2022, there were 327 restaurants and 304 restaurants, respectively, in our Comparable Restaurant Base.

Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. For the thirteen weeks ended June 25, 2023 and June 26, 2022, there were 327 restaurants and 304 restaurants, respectively, in our Comparable Restaurant Base.

Adjusted EBITDA: a non-GAAP measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance.

Adjusted EBITDA margin: a non-GAAP measure, is defined as Adjusted EBITDA as a percentage of total revenues.

Restaurant level operating profit: a non-GAAP measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. In addition, Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance.

Restaurant level operating profit margin: a non-GAAP measure, is defined as Restaurant level operating profit as a percentage of restaurant sales.

About First Watch
First Watch is an award-winning Daytime Dining concept serving made-to-order breakfast, brunch and lunch using fresh ingredients. A recipient of hundreds of local "Best Breakfast" and "Best Brunch" accolades, First Watch's chef-driven menu includes elevated executions of classic favorites along with First Watch specialties such as the protein-packed Quinoa Power Bowl®, Farm Stand Breakfast Tacos, Avocado Toast, Chickichanga, Morning Meditation (juiced in-house daily), Spiked Lavender Lemonade and its signature Million Dollar Bacon. In 2023, First Watch was named the top restaurant brand in Yelp’s inaugural list of the top 50 most-loved brands in the U.S. In 2022, First Watch was awarded a sought-after MenuMasters honor by Nation's Restaurant News for its seasonal Braised Short Rib Omelet, recognized with ADP's coveted Culture at Work Award and named a Most Loved Workplace® in Newsweek by the Best Practice Institute. In 2021, First Watch was recognized as FSR Magazine's Best Menu and as the fastest-growing full-service restaurant chain based on unit growth. There are more than 490 First Watch restaurants in 29 states, and the restaurant concept is majority owned by Advent International, one of the world’s largest private-equity firms. For more information, visit www.firstwatch.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed herein, in our Annual Report on Form 10-K as of and for the year ended December 25, 2022, including under Part I. Item 1A. “Risk Factors” and Part II. Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our other filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec-filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation, as a result of such conflict or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; adverse effects of the COVID-19 pandemic or other infectious diseases; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same-restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our majority stockholder may differ from those of public stockholders.

The forward-looking statements included in this press release are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. All information presented herein is based on our fiscal calendar. Unless otherwise stated, references to particular years, quarters, months or periods refer to our fiscal years and the associated quarters, months and periods of those fiscal years.

Investor Relations Contact

Steve L. Marotta
941-500-1918
investors@firstwatch.com

Media Relations Contact

FirstWatch@icrinc.com
Non-GAAP Financial Measures (Unaudited)

To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA Margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the Company’s operating results and the effectiveness of our business strategies and (iii) internally as benchmarks to compare the Company’s performance to that of its competitors.

Non-GAAP Financial Measures Reconciliations

Adjusted EBITDA and Adjusted EBITDA margin - The following table reconciles Net income and Net income margin, the most directly comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Net income	$7,959	$2,707	$17,319	$7,347
Depreciation and amortization	9,441	8,400	18,558	16,623
Interest expense	2,037	1,126	3,944	2,132
Income taxes	2,032	1,336	6,590	3,613
EBITDA	21,469	13,569	46,411	29,715
Stock-based compensation (1)	2,125	2,808	3,622	5,102
Transaction expenses, net (2)	1,744	300	1,997	557
Strategic transition costs (3)	208	721	513	1,171
Delaware Voluntary Disclosure Agreement Program (4)	45	—	412	—
Insurance proceeds in connection with natural disasters, net (5)	(154)	—	(295)	—
Impairments and loss on disposal of assets (6)	299	155	433	234
Recruiting and relocation costs (7)	80	143	110	219
Severance costs (8)	—	93	26	155
Adjusted EBITDA	$25,816	$17,789	$53,229	$37,153

Total revenues	$216,300	$184,453	$427,706	$357,565
Net income margin	3.7%	1.5%	4.0%	2.1%
Adjusted EBITDA margin	11.9%	9.6%	12.4%	10.4%

Additional information
Deferred rent expense (9)	$330	$651	$914	$1,231
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(1) Represents non-cash, stock-based compensation expense which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents costs incurred in connection with the sale of the Company’s common stock through underwritten secondary public offerings and the acquisition of certain franchise-owned restaurants. In 2022, represents termination fees incurred in connection with certain service contracts and a termination fee in connection with the closure of one company-owned restaurant.
(3) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(5) Represents insurance recoveries, net of costs incurred, in connection with Hurricane Ian, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The following tables reconcile Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin for the periods indicated:

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
(in thousands)	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Income from operations	$11,343	$5,053	$26,674	$12,813
Less: Franchise revenues	(3,713)	(2,771)	(7,151)	(5,214)
Add:
General and administrative expenses	25,284	21,942	47,989	41,505
Depreciation and amortization	9,441	8,400	18,558	16,623
Transaction expenses, net (1)	1,744	300	1,997	557
Impairments and loss on disposal of assets (2)	299	155	433	234
Restaurant level operating profit	$44,398	$33,079	$88,500	$66,518

Restaurant sales	$212,587	$181,682	$420,555	$352,351
Income from operations margin	5.3%	2.8%	6.3%	3.6%
Restaurant level operating profit margin	20.9%	18.2%	21.0%	18.9%

Additional information
Deferred rent expense (4)	$280	$601	$814	$1,131
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(1) Represents costs incurred in connection with the sale of the Company’s common stock through underwritten secondary public offerings and the acquisition of certain franchise-owned restaurants. In 2022, represents termination fees incurred in connection with certain service contracts and a termination fee in connection with the closure of one company-owned restaurant.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

FIRST WATCH RESTAURANT GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
(Unaudited)

	THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED
	JUNE 25, 2023	JUNE 26, 2022	JUNE 25, 2023	JUNE 26, 2022
Revenues:
Restaurant sales	$212,587	$181,682	$420,555	$352,351
Franchise revenues	3,713	2,771	7,151	5,214
Total revenues	216,300	184,453	427,706	357,565
Operating costs and expenses:
Restaurant operating expenses (exclusive of depreciation and amortization shown below):
Food and beverage costs	47,692	45,219	94,319	84,622
Labor and other related expenses	70,602	58,687	139,175	113,829
Other restaurant operating expenses	32,182	28,759	63,878	56,076
Occupancy expenses	16,461	14,844	32,395	29,227
Pre-opening expenses	1,252	1,094	2,288	2,079
General and administrative expenses	25,284	21,942	47,989	41,505
Depreciation and amortization	9,441	8,400	18,558	16,623
Impairments and loss on disposal of assets	299	155	433	234
Transaction expenses, net	1,744	300	1,997	557
Total operating costs and expenses	204,957	179,400	401,032	344,752
Income from operations	11,343	5,053	26,674	12,813
Interest expense	(2,037)	(1,126)	(3,944)	(2,132)
Other income, net	685	116	1,179	279
Income before income taxes	9,991	4,043	23,909	10,960
Income tax expense	(2,032)	(1,336)	(6,590)	(3,613)
Net income	$7,959	$2,707	$17,319	$7,347

Net income	$7,959	$2,707	$17,319	$7,347
Other comprehensive loss:
Unrealized loss on derivatives, net of tax	(160)	—	(160)	—
Comprehensive income	$7,799	$2,707	$17,159	$7,347

Net income per common share - basic	$0.13	$0.05	$0.29	$0.12
Net income per common share - diluted	$0.13	$0.05	$0.28	$0.12
Weighted average number of common shares outstanding - basic	59,385,510	59,057,991	59,314,470	59,053,219
Weighted average number of common shares outstanding - diluted	60,944,836	59,888,029	60,770,441	59,933,003

Same-Restaurant Sales Growth (Decline) and Same-Restaurant Traffic Growth (Decline)

Thirteen Weeks Ended	Same-Restaurant Sales Growth (Decline)	Same-Restaurant Traffic Growth (Decline)	Comparable Restaurant Base
June 25, 2023	7.8%	(1.2)%	327
June 26, 2022	13.4%	8.1%	304
June 27, 2021	403.5%	360.9%	270